UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

The audit committee of the board of directors (the “Audit Committee”) of CNL Healthcare Properties II, Inc. (the “Company”), in accordance with sound corporate governance practices, issued a request for proposals (the “Audit RFP”) to provide the Company with the opportunity to review other auditing firms as prospective independent registered public accounting firms and to consider the benefits and detriments of changing independent registered public accounting firms. The Audit RFP was issued to several large public accounting firms in June 2016. PricewaterhouseCoopers LLP (“PwC”) previously served as the principal independent registered public accounting firm for the Company.

On July 26, 2016, the Audit Committee approved the dismissal of, and the Company dismissed PwC as the Company’s independent registered public accounting firm effective upon completion of the review of the interim financial information to be included in the Company’s Form 10-Q for the quarter ended June 30, 2016 and the filing of the Company’s Form 10-Q for the quarter ended June 30, 2016 (the “Effective Date”). On the same date, the audit committee appointed Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm effective as of the Effective Date.

The Company was organized on July 10, 2015. PwC was initially engaged as the Company’s independent registered public accounting firm on July 27, 2015. The reports of PwC regarding the consolidated balance sheets of the Company as of July 17, 2015 and December 31, 2015 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from July 27, 2015 through December 31, 2015 and the subsequent interim period from January 1, 2016 through July 26, 2016, the Company did not (i) have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated balance sheets, or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided PwC with a copy of the disclosures in this Form 8-K and has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter, dated August 1, 2016, furnished by PwC in response to that request is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal year ended December 31, 2015 and the period from January 1, 2016 through July 26, 2016, neither the Company, nor anyone acting on its behalf, consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s consolidated financial statements, and EY did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

August 1, 2016

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer